EXHIBIT 99.2



BLUE QUAIL
PINK
BLUE QUAIL
JIM #1-33
BLUE QUAIL
JOE
GREGORY
BLUE QUAIL
NEXT
LOCATION
T
9
N
T
8
N
Hunton Prod. =
Misener Sd. Prod. =
C.I. = 25'
Pink Prospect
Pottawatomie Co. OK.
Structure Map
Top of Hunton Lm.
Geology By: Ed F. Kaiser 11-4-12